FIFTH AMENDMENT TO
FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000, as amended, by and between Symetra Life Insurance Company (formerly, “SAFECO Life Insurance Company”) and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; Dreyfus Investment Portfolios, and Dreyfus Stock Index Fund, Inc. (“Agreement”) is hereby amended, as follows.

(1)	Exhibit A to the Agreement is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of this 6th day of November, 2013.

SYMETRA LIFE INSURANCE COMPANY

By: ______________________________

Name: Daniel R. Guilbert

Title: Executive Vice President

ON BEHALF OF THE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT

By: ________________________________ __

Name: Bradley J. Skapyak

Title: President

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name                             Share Class

Dreyfus Variable Investment Fund
Appreciation Portfolio                     Initial Shares
International Value Portfolio                Initial Shares
Quality Bond Portfolio                     Initial Shares

Dreyfus Investment Portfolios
MidCap Stock Portfolio                    Initial Shares
Technology Growth Portfolio                Initial Shares
Small Cap Stock Index Portfolio                Service Shares

The Dreyfus Socially Responsible Growth             Initial Shares
Fund, Inc.

Dreyfus Stock Index Fund, Inc.                Service Shares

THIRD AMENDMENT TO
FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000, as amended, by and between Symetra Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; Dreyfus Investment Portfolios, and Dreyfus Stock Index Fund, Inc. (“Agreement”) is hereby amended as of December 15, 2011, to add Symetra Separate Account VL.

1. The definition of “Separate Account” under section 1.12 is amended as follows:

"Separate Account" shall mean Symetra Resource Variable Account B, Symetra Separate Account C, Symetra Separate Account SL, Symetra Separate Account VL and Symetra SafeFlex Separate Account D, each a separate account established by Insurance Company in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

SYMETRA LIFE INSURANCE COMPANY

By: ________________________________

Name: _____________________________

Title: _______________________________

ON BEHALF OF THE DREYFUS FUNDS LISTED ON SCHEDULE A OF THE AGREEMENT

By: ________________________________ __

Name: Kathleen DeNicholas

Title: Assistant Secretary

Amendment to Fund Participation Agreement

This Amendment is to the Fund Participation Agreement dated April 14, 2000, as amended, (“Agreement”) between SYMETRA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Washington (“Insurance Company"), on behalf of itself and on behalf of the Separate Account, as defined in Paragraph 1.12 of the Agreement, and each Participating Fund (as defined in the Agreement). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Fund and Insurance Company desire to distribute the prospectuses of the series within the Fund pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”); and

WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws,

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.	For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.
The Fund shall provide Insurance Company with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that the Fund provide Insurance Company with Statutory Prospectuses.

3.	The Fund shall be responsible for compliance with Rule 498(e).

4.
The Fund represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series.

5.
The Fund agrees that the URL indicated on each Summary Prospectus will lead Insurance Company contract owners (“Contract Owners”) directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498.

6.
The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract Owner requests for additional Fund documents made directly to the Fund. The Fund further represents and warrants that any information obtained about Contract Owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

7.	Insurance Company represents and warrants that it will respond to requests for additional Fund documents made by Contract Owners directly to Insurance Company or one of its affiliates.

8.
Insurance Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses for which Insurance Company is responsible will be done in compliance with Rule 498.

9.
At Insurance Company’s request, the Fund will provide Insurance Company with URLs to the current Fund and series’ documents for use with Insurance Company’s electronic delivery of Fund documents or on Insurance Company’s website. The Fund will be responsible for maintaining the Fund and series’ current documents on the website to which such URLs originally navigate.

10.	If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide Insurance Company with advance notice of its intent as soon as reasonably practicable.

11.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

12.
The parties agree that Insurance Company is not required to distribute Summary Prospectuses to Contract Owners, but rather that the use of the Summary Prospectuses will be at the discretion of Insurance Company. Insurance Company agrees that it will give the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 15, 2011.

SYMETRA LIFE INSURANCE COMPANY By: Name: Linda C. Mahaffey Title: Senior Vice President Date:
On Behalf of the Funds listed on Exhibit A of the Agreement By: Name: Kathleen DeNicholas Title: Assistant Secretary Date:

SECOND AMENDMENT TO
FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000, as amended, by and between Symetra Life Insurance Company, and each of Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., Dreyfus Investment Portfolios, and Dreyfus Stock Index Fund, Inc. (formerly, “Dreyfus Life and Annuity Index Fund, Inc. [d/b/a Dreyfus Stock Index Fund]”) (the “Agreement”) is hereby amended, as follows:

(2)	Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of this 20th day of August, 2007.

SYMETA LIFE INSURANCE COMPANY

By: ________________________________

Name: Scott L. Bartholomaus

Title: Vice President

ON BEHALF OF THOSE DREYFUS FUNDS LISTED
ABOVE AS PARTIES TO THE AGREEMENT

By: __________________________________

Name: Michael A. Rosenberg

Title: Secretary

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name                             Share Class

Dreyfus Variable Investment Fund
Appreciation Portfolio                     Initial Class Shares
International Value Portfolio                Initial Class Shares
Quality Bond Portfolio                     Initial Class Shares

Dreyfus Investment Portfolios
MidCap Stock Portfolio                    Initial Class Shares
Technology Growth Portfolio                Initial Class Shares

The Dreyfus Socially Responsible Growth             Initial Class Shares
Fund, Inc.

Dreyfus Stock Index Fund, Inc.                Service Class Shares

AMENDMENT TO
FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000 by and between Safeco Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Investment Portfolios (“Agreement”) is hereby amended as of January 30, 2003, to add “Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund)” as a party to the Agreement and as follows:

(3)	Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

SAFECO LIFE INSURANCE COMPANY

By: ________________________________

Title: _______________________________

DREYFUS VARIABLE INVESTMENT FUND

By: __________________________________

Title: _________________________________

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

By: ___________________________________

Title: __________________________________

DREYFUS INVESTMENT PORTFOLIOS

By: ____________________________________

Title: ___________________________________

DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND)

By: _____________________________________

Title: ____________________________________

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name                             Share Class

Dreyfus Variable Investment Fund
Appreciation Portfolio                     Initial Class Shares
Quality Bond Portfolio                     Initial Class Shares

Dreyfus Investment Portfolios
MidCap Stock Portfolio                    Initial Class Shares
Technology Growth Portfolio                Initial Class Shares

The Dreyfus Socially Responsible Growth             Initial Class Shares
Fund, Inc.

Dreyfus Life and Annuity Index Fund, Inc.            Service Class Shares
(d/b/a Dreyfus Stock Index Fund)